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                                                                       EXHIBIT A

PRICING SUPPLEMENT



                                   [GRAPHIC]



              INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT



                          GLOBAL DEBT ISSUANCE FACILITY

                                    NO. 2422


                                  US$45,615,000
                   CALLABLE VARIABLE INTEREST RATE RANGE NOTES
                              DUE NOVEMBER 7, 2014






                                 MORGAN STANLEY



             THE DATE OF THIS PRICING SUPPLEMENT IS NOVEMBER 5, 2002







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This document ("PRICING SUPPLEMENT") is issued to give details of an issue by
International Bank for Reconstruction and Development (the "BANK") under its Global Debt Issuance Facility.

This Pricing Supplement supplements the terms and conditions in, and incorporates by reference, the Prospectus dated October 7, 1997, and all documents incorporated by reference therein (the "PROSPECTUS"), and should be read in conjunction with the Prospectus. Unless otherwise defined in this Pricing Supplement, terms used herein have the same meaning as in the Prospectus.

TERMS AND CONDITIONS

The following items under this heading "TERMS AND CONDITIONS" are the particular terms which relate to the issue the subject of this Pricing Supplement. These are the only terms which form part of the form of Notes for such issue:

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
1   No.:                                                             2422

2   Aggregate Principal Amount:                                      US$45,615,000.

3   Issue Price:                                                     100.00 per cent. of the Aggregate Principal
                                                                     Amount.

4   Issue Date:                                                      November 7, 2002.

5   Form of Notes (Condition 1(a)):                                  Registered Notes only.

6   Authorized Denominations                                         Minimum denomination of US$1,000.
    (Condition 1(b)):

7   Specified Currency (Condition 1(d)):                             United States dollars ("US$").

8   Maturity Date (Conditions 1(a) and 6(a)):                        November 7, 2014.

9   Interest Basis (Condition 5):                                    Variable Interest Rate (Condition 5(II)).

10 Basis of Calculation of Variable Interest Rate and Interest Payment Dates and default interest where Condition 5(II)(b)(i) to (vii), 5(II)(c),
    5(II)(d) and 5(II)(e) do not apply (Conditions 5(II)(b)):

    (a)   Calculation of Interest Amounts:                           The Interest Amount per Authorized Denomination shall
                                                                     be determined by the Calculation Agent in accordance
                                                                     with the following formula:

                                                                     7.00% X N/(2 X M) X AUTHORIZED DENOMINATION

                                                                      Where:

                                                                      "N" is the total number of days in respect of each
                                                                      relevant Interest Period on which the Reference Rate
                                                                      is greater than zero per cent. and less than or equal
                                                                      to 7.00 per cent. as determined by the Calculation
                                                                      Agent

                                                                      "M" is the total number of days in the relevant
                                                                      Interest Period, as determined by the

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

                                                                       Calculation Agent

                                                                       "REFERENCE RATE" for any day in the Interest Period
                                                                       means 6 month US$ LIBOR, being the rate for deposits
                                                                       in US$ for a period of six months which appears on
                                                                       the Moneyline/Telerate Page 3750 (or such other page
                                                                       that may replace that page on that service or a
                                                                       successor service) at 11.00 a.m. London time on the
                                                                       fifth Relevant Business Day prior to such day.


                                                                       If such rate does not appear at the time and day
                                                                       designated above in respect of any day in the
                                                                       Interest Period, the Calculation Agent shall
                                                                       determine the Relevant Rate by requesting the
                                                                       principal London office of each of four major banks
                                                                       in the London interbank market (the "REFERENCE
                                                                       BANKS") to provide a quotation for the rate at which
                                                                       deposits in US$ dollars were offered to prime banks
                                                                       in the London interbank market for a period of 6
                                                                       months at approximately 11:00 a.m. London time on the
                                                                       fifth Relevant Business Day prior to such day. If at
                                                                       least two such quotations are provided, the Relevant
                                                                       Rate will be the arithmetic mean of the quotations.

                                                                       If only one such quotation is provided, the
                                                                       Calculation Agent may determine that such quotation
                                                                       shall be the Relevant Rate. If no such quotations are
                                                                       provided, and the Calculation Agent determines in its
                                                                       sole discretion that no suitable replacement
                                                                       Reference Banks who are prepared to quote are
                                                                       available, the Calculation Agent shall be entitled to
                                                                       calculate the Relevant Rate in its sole discretion,
                                                                       acting in good faith and in a commercially reasonable
                                                                       manner.

    (b)   Interest Payment Dates:                                      November 7 and May 7 of each year commencing on
                                                                       May 7, 2003 and ending on the Maturity Date

11  Relevant Financial Centre:                                         New York.

12  Relevant Business Day:                                             New York and London.

13  Issuer's Optional Redemption                                       Yes.
    (Condition 6(e)):

    (a)   Notice Period:                                               Not less than 5 Relevant Business Days.

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
    (b)   Amount:                                                      All and not less than all.

    (c)   Date(s):                                                     Each Interest Payment Date commencing on November
                                                                       7, 2003 and ending on May 7, 2014.

    (d)   Early Redemption Amount (Bank):                              Principal amount of the Notes to be redeemed.

    (e)   Notices:                                                     As long as the Notes are represented by a DTC Global
                                                                       Note and the DTC Global Note is being held on behalf
                                                                       of a clearing system, notwithstanding Condition 13,
                                                                       notices to Noteholders may be given by delivery of
                                                                       the relevant notice to that clearing system for
                                                                       communication by it to entitled accountholders,
                                                                       provided that so long as the Notes are listed on the
                                                                       Luxembourg Stock Exchange, and the rules of the
                                                                       exchange so require, notice shall be published in a
                                                                       leading daily newspaper in either French or German
                                                                       language and of general circulation in Luxembourg.


                                                                       Any notice delivered to a clearing system in
                                                                       accordance with the preceding sentence shall be
                                                                       deemed to have been given to the Noteholders on the
                                                                       day on which such notice is delivered to the clearing
                                                                       system.

14  Redemption at the option of the Noteholders                        No.
    (Condition 6(f)):

15  Long Maturity Note (Condition 7(f)):                               No.

16  Talons for Future Coupons to be attached to                        No.
    Definitive Bearer Notes (Condition 7(h)):

17  Early Redemption Amount (including accrued                         Principal amount of the Notes to be redeemed plus
    interest, if applicable) (Condition 9):                            accrued interest thereon.

18  Governing Law of the Notes:                                        English

OTHER RELEVANT TERMS

19  Listing (if yes, specify Stock Exchange                            Luxembourg Stock Exchange.
    Exchange):

20  Details of Clearance System approved by the                        DTC, Clearstream Banking, societe anonyme and
    Bank and the Global Agent and Clearance                            and Euroclear Bank S.A./N.V., as operator of the
    Settlement Procedures:                                             Euroclear System. Payment for the Notes
                                                                       will be on a delivery versus payment basis.
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

21  Syndicated:                                                        No.

22  Commissions and Concessions:                                       None.

23  Codes:

    (a)   CUSIP                                                        99E999CH0

    (b)   ISIN                                                         US45905UCK88

    (c)   Common Code                                                  015691450

24  Identity of Dealer(s)/Manager(s):                                  Morgan Stanley & Co. International Limited.

25  Provisions for Registered Notes:

    (a)   Individual Definitive Registered                             No. Interests in the DTC Global Note will be
          Notes Available on Issue Date:                               exchangeable for definitive Registered Notes only
                                                                       in the limited circumstances described in the Prospectus.

    (b)   DTC Global Note(s):                                          Yes; one.

    (c)   Other Registered Global Notes:                               No.

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GENERAL INFORMATION AND RECENT DEVELOPMENTS

The Bank's latest Information Statement was issued on September 17, 2002.

Under new procedures approved by the Executive Directors, the Bank will conduct quarterly reviews of the credit quality of its loan portfolio and determine if any changes in the Accumulated Loan Loss Provision are warranted. After completing the review for the quarter ended September 30, 2002, the Bank has determined that an additional provisioning charge of approximately $249 million will be taken for the quarter. This determination reflects the current assessment of the overall credit quality of the loan portfolio, and it does not reflect any increase in the volume of non-performing loans. For the fiscal year ended June 30, 2002, the Bank's accumulated provision for loan losses was $4.078 billion, constituting about 3.3 per cent. of its loans outstanding plus the present value of its exposure under guarantees, and its equity capital to loans ratio was approximately 23 per cent.
The following additional selling restrictions shall apply to the issue:


United Kingdom: Each Dealer is required to comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.




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                                                         INTERNATIONAL BANK FOR
                                                         RECONSTRUCTION AND
                                                         DEVELOPMENT.

                                                         By:

                                                         Authorized Officer.



















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                             INTERNATIONAL BANK FOR
                         RECONSTRUCTION AND DEVELOPMENT
                                1818 H Street, NW
                             Washington, D.C. 20433




                                  GLOBAL AGENT

                                 CITIBANK, N.A.
                                 P.O. Box 18055
                               5 Carmelite Street
                                 London EC4Y 0PA




                                CALCULATION AGENT

                                 CITIBANK, N.A.
                                 P.O. Box 18055
                               5 Carmelite Street
                                 London EC4Y 0PA




                            LISTING AND SPECIAL AGENT
                                AND PAYING AGENT

                         BNP PARIBAS SECURITIES SERVICES
                          23, Avenue de la Porte-Neuve
                                L-2085 Luxembourg




                          LEGAL ADVISERS TO THE MANAGER

                                   LINKLATERS
                                 One Silk Street
                                 London EC2Y 8HQ




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